UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

Level 3 Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35134	47-0210602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 Eldorado Blvd.

Broomfield, Colorado 80021

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 31, 2016, Level 3 Communications, Inc., a Delaware corporation (“Level 3”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CenturyLink, Inc., a Louisiana corporation (“CenturyLink”), Wildcat Merger Sub 1 LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of CenturyLink (“Merger Sub 1”), and WWG Merger Sub LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of CenturyLink (“Merger Sub 2”).

The Merger Agreement provides, among other things, that subject to the satisfaction or waiver of the conditions set forth therein (i) Merger Sub 1 will merge with and into Level 3 (the “Initial Merger”), with Level 3 surviving the Initial Merger as an indirect wholly-owned subsidiary of CenturyLink, and (ii) immediately following the effective time of the Initial Merger, Level 3 shall merge with and into Merger Sub 2 (the “Subsequent Merger” and, together with the Initial Merger, the “Combination”), with Merger Sub 2 surviving the Subsequent Merger as an indirect wholly-owned subsidiary of CenturyLink.

Under the Merger Agreement, at the effective time of the Initial Merger, each outstanding share of Level 3 common stock, par value $0.01 per share (the “Level 3 Common Stock”), other than shares held by holders who properly exercise appraisal rights, will be converted into the right to receive $26.50 in cash, without interest, and 1.4286 shares of CenturyLink common stock, par value $1.00 per share (the “CenturyLink Common Stock”) (the “Merger Consideration”).  No fractional shares of CenturyLink will be issued in the Initial Merger and Level 3 stockholders who would otherwise have been entitled to receive a fraction of a share (after taking into account all Level 3 shares exchanged by such holder) will receive cash in lieu of any fractional shares.  It is expected that the Combination will qualify as a tax-free reorganization for U.S. federal income tax purposes.

In addition, the Merger Agreement provides that at the effective time of the Initial Merger, each issued and outstanding restricted stock unit award granted prior to April 1, 2014 and each restricted stock unit award granted to a non-employee member of Level 3’s Board of Directors will be exchanged for the Merger Consideration. Further, at the effective time of the Initial Merger, each issued and outstanding restricted stock unit award granted on or after April 1, 2014, other than those granted to non-employee members of Level 3’s Board of Directors, will be assumed and converted automatically into a restricted stock unit award of CenturyLink Common Stock that will be subject to the same vesting conditions as applicable to such awards prior to the transaction. Any performance-based vesting conditions applicable to restricted stock unit awards, however, will be deemed satisfied based on actual performance through the latest practicable date prior to the closing of the transaction (as determined by Compensation Committee of Level 3’s Board of Directors) and the award will continue to vest based on continued service to CenturyLink following the Initial Merger.

The Combination is subject to (i) the approval and adoption of the Merger Agreement by the stockholders of Level 3 and (ii) the approval by the shareholders of CenturyLink of the issuance of the CenturyLink Common Stock in the Initial Merger.  The Combination is also subject to other customary closing conditions, including among other things:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

the authorizations required to be obtained from the Federal Communications Commission, from certain state public service or public utility commissions or certain other foreign, U.S. federal and state regulatory bodies;

•

the effectiveness of a registration statement on Form S-4 to be filed by CenturyLink with the U.S. Securities and Exchange Commission covering the shares of CenturyLink Common Stock to be issued in the Initial Merger;

•	the approval of the listing on the New York Stock Exchange of the shares of CenturyLink Common Stock to be issued in the Initial Merger; and

•	the absence of any legal restraint or order by any governmental entity that has the effect of making the Combination illegal or otherwise prohibiting the completion of the Combination.

For each of Level 3 and CenturyLink, the obligation to complete the Combination is also subject to the accuracy of the representations and warranties of, and compliance with covenants by, the other party, in accordance with the materiality standards set forth in the Merger Agreement.

The Merger Agreement provides that Level 3 and CenturyLink may mutually agree to terminate the Merger Agreement before completing the Combination.  In addition, either Level 3 or CenturyLink may decide to terminate the Merger Agreement if:

•

the Combination is not consummated by October 31, 2017, subject to extension by either party to not later than January 31, 2018 if all of the conditions to the completion of the Combination other than the receipt of the required regulatory approvals have been satisfied or are capable of being satisfied;

•	a court or other governmental entity issues a final and nonappealable order permanently prohibiting or making illegal the transactions contemplated by the Merger Agreement;

•	Level 3 stockholders fail to approve and adopt the Merger Agreement;

•	CenturyLink shareholders fail to approve the issuance of the CenturyLink Common Stock in the Initial Merger; or

•

the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the Combination, subject to the right of the breaching party to cure the breach.

Either party may also terminate the Merger Agreement:

•

prior to the shareholder approval of the other party being obtained, if the board of directors of the other party (i) withdraws, modifies or amends its approval or recommendation of the Merger Agreement or the Combination in any manner adverse to the terminating party or (ii) approves or recommends a competing takeover proposal with a third party; or

•

concurrently with entering into a definitive acquisition agreement with respect to a competing takeover proposal that (i) the Board of Directors of such party has determined to be superior to the Combination and (ii) as to which the Board of Directors of such party has concluded that the failure to take such action is inconsistent with the fiduciary duties of such party’s Board of Directors, subject to a matching period for the benefit of the other party and other procedural requirements.

Either party may also terminate the Merger Agreement if the other party fails to call or hold the meeting of its shareholders in connection with the Combination or commits an intentional breach of its non-solicitation obligations under the Merger Agreement.  The Merger Agreement also prohibits Level 3 and CenturyLink from soliciting, or participating in discussions or negotiations or providing information with respect to, competing takeover proposals, subject to certain exceptions.

Each of Level 3 and CenturyLink is also required to reimburse the other party for 50% of such other party’s reasonably documented fees and expenses in the event of the termination of the Merger Agreement as a result of the failure to obtain the requisite approval of such party’s shareholders, subject to a maximum reimbursement of (i) $75 million, in the case of Level 3’s obligation to reimburse Century Link and (ii) $20 million, in the case of CenturyLink’s obligation to reimburse Level 3.  The Merger Agreement further provides that, under certain circumstances involving a termination of the Merger Agreement, Level 3 may be obligated to pay CenturyLink a termination fee of $737.5 million and CenturyLink may be obligated to pay Level 3 a termination fee of $471.5 million, less, in each case, a credit for any previously paid reimbursement of expenses.

CenturyLink has agreed to appoint to the CenturyLink Board of Directors (i) on or prior to the effective time of the Initial Merger, three members of Level 3’s Board of Directors, to be selected by CenturyLink, and (ii) one member of Level 3’s Board of Directors to be designated by STT Crossing Ltd (“STT Crossing”), a subsidiary of Singapore Technologies Telemedia Pte Ltd and the holder of approximately 18% of the outstanding Level 3 Common Stock, in accordance with the terms of a Shareholder Rights Agreement, dated October 31, 2016 by and between CenturyLink and STT Crossing.

Level 3 and CenturyLink have agreed to customary representations, warranties and covenants in the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, including, among others, covenants by Level 3 (i) with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Combination and (ii) not to engage in certain kinds of transactions during such period.

The above description of the Merger Agreement and the copy of the Merger Agreement attached hereto have been included to provide investors with summary information regarding its terms. The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Voting Agreement

In connection with the execution of the Merger Agreement, Level 3, CenturyLink and STT Crossing have entered into a Voting Agreement, dated as of October 31, 2016 (the “Voting Agreement”).  Pursuant to the Voting Agreement, STT Crossing has agreed to, among other things, vote all shares of Level 3 Common Stock owned by them (i) in favor of the adoption of the Merger Agreement, (ii) against any action or agreement that has or would be reasonably likely to result in any conditions to CenturyLink’s obligations under the Merger Agreement not being fulfilled, (iii) against any competing takeover proposal for Level 3, (iv) against any amendments to the governing documents of Level 3, if such amendment would reasonably be expected to prevent or delay the consummation of the Combination, and (v) against any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, or postpone the Combination or the transactions contemplated by the Merger Agreement.  The Voting Agreement also prohibits STT Crossing from soliciting, or participating in discussions or negotiations or providing information with respect to, competing takeover proposals, subject to certain exceptions. STT Crossing has also agreed to certain restrictions on its ability to sell, transfer or otherwise dispose of, grant any proxy to or permit to exist any pledge or any other encumbrance of any nature with respect to its shares of Level 3 Common Stock.

The Voting Agreement will terminate upon the earliest of (i) the mutual agreement of CenturyLink and STT Crossing, (ii) the effective time of the Initial Merger, and (iii) the termination of the Merger Agreement in accordance with its terms.  STT Crossing also has the right to terminate the Voting Agreement upon (x) the occurrence of certain specified events that would adversely affect STT Crossing, or (y) if there is a continuing material breach by Level 3 and CenturyLink of certain representations, warranties and covenants of Level 3 and CenturyLink set out in the Voting Agreement that remains uncured (a) at least five days prior to the date of the Level 3 stockholders meeting to approve and adopt the Merger Agreement (as it may be adjourned, delayed or postponed) or (b) for 30 days following CenturyLink’s or Level 3’s, as applicable, receipt of notice by STT Crossing of such breach.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Rights Agreement

In connection with Level 3’s entry into the Merger Agreement, Level 3 and Wells Fargo Bank, N.A. (“Wells Fargo”) entered into Amendment No. 3 to the Rights Agreement (the “Rights Agreement Amendment”), amending the Rights Agreement dated as of April 10, 2011 (the “Rights Agreement”), as amended by Amendment  No. 1 thereto, dated as of March 15, 2012, and Amendment No. 2 thereto, dated as of July 21, 2014, each by and between Level 3 and Wells Fargo. The effect of the Rights Agreement Amendment is to except from the operation of the Rights Agreement the Merger Agreement, the Voting Agreement, the Merger and any and all other transactions contemplated by the Merger Agreement. In particular, (i) neither CenturyLink, Merger Sub 1, Merger Sub 2, nor any of their respective affiliates or associates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), and (ii) a Share Acquisition Date and a Distribution Date (as defined in the Rights Agreement) shall not be deemed to have occurred, in each case as a result of the public announcement, approval, execution, delivery, or performance of the Merger Agreement or the Voting Agreement, the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. Additionally, the Rights Agreement Amendment provides that the Rights Agreement will expire immediately prior to the effective time of the Initial Merger.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As described above, Level 3 and Wells Fargo have entered into the Rights Agreement Amendment. The material terms of this transaction are described in Item 1.01 of this Current Report on Form 8-K under the heading of “Amendment to Rights Agreement” above and are incorporated herein by reference.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the proposed transaction, such as efficiencies, cost savings, enhanced revenues, growth potential, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” “intends” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies and their respective shareholders; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Level 3’s operations with those of CenturyLink will be greater than expected; the ability of the combined company to retain and hire key personnel; the effects of competition from a wide variety of competitive providers, including lower demand for CenturyLink’s legacy offerings; the effects of new, emerging or competing technologies, including those that could make the combined company’s products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, access charges, universal service, broadband deployment, data protection and net neutrality; adverse changes in CenturyLink’s or the combined company’s access to credit markets on favorable terms, whether caused by changes in its financial position, lower debt credit ratings, unstable markets or otherwise; the combined company’s ability to effectively adjust to changes in the communications industry, and changes in the composition of its markets and product mix; possible changes in the demand for, or pricing of, the combined company’s products and services, including the combined company’s ability to effectively respond to increased demand for high-speed broadband service; the combined company’s ability to successfully maintain the quality and profitability of its existing product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the combined company’s business and network from possible equipment failures, service outages, security breaches or similar events impacting its network; the combined company’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; the ability of the combined company to utilize net operating losses in amounts projected; changes in the future cash requirements of the combined company; and other risk factors and cautionary statements as detailed from time to time in each of CenturyLink’s and Level 3’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed acquisition or any other transaction described above will in fact be consummated in the manner described or at all. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transaction or the combined company. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document. Unless legally required, CenturyLink and Level 3 undertake no obligation and each expressly disclaim any such obligation, to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

CenturyLink and Level 3 plan to file a joint proxy statement/prospectus with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus and the filings that will be incorporated by reference in the joint proxy statement/prospectus, as well as other filings containing information about CenturyLink and Level 3, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to CenturyLink, 100 CenturyLink Drive, Monroe, Louisiana 71203, Attention: Corporate Secretary, or to Level 3, 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention: Investor Relations.

Participants in the Solicitation

The respective directors and executive officers of CenturyLink and Level 3 and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding CenturyLink’s directors and executive officers is available in its proxy statement filed with the SEC by CenturyLink on April 5, 2016, and information regarding Level 3’s directors and executive officers is available in its proxy statement filed with the SEC by Level 3 on April 7, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of October 31, 2016, by and among Level 3 Communications, Inc., CenturyLink, Inc., Wildcat Merger Sub 1 LLC and WWG Merger Sub LLC.*

4.1	Amendment No. 3 to the Rights Agreement, dated as of October 31, 2016, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A.

10.1	Voting Agreement, dated as of October 31, 2016, by and between STT Crossing Ltd, CenturyLink, Inc. and, for the limited purposes set forth therein, Level 3 Communications, Inc.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016	LEVEL 3 COMMUNICATIONS, INC.

	By:	/s/ Neil J. Eckstein
Name: Neil J. Eckstein
Title: Senior Vice President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1	Agreement and Plan of Merger, dated as of October 31, 2016, by and among Level 3 Communications, Inc., CenturyLink, Inc., Wildcat Merger Sub 1 LLC and WWG Merger Sub LLC.*

4.1	Amendment No. 3 to the Rights Agreement, dated as of October 31, 2016, by and between Level 3 Communications, Inc. and Wells Fargo Bank, N.A.

10.1	Voting Agreement, dated as of October 31, 2016, by and between STT Crossing Ltd, CenturyLink, Inc. and, for the limited purposes set forth therein, Level 3 Communications, Inc.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.